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                                                                   EXHIBIT 10.43

                                  NEW EXHIBIT A

                                    AGREEMENT

         This Agreement (the "Agreement") is made between CART, Inc., a Michigan corporation with its principal place of business in Indianapolis, Indiana ("CART"), and Open Wheel Racing Series LLC, a Delaware limited liability company with its principal place of business in Indianapolis, Indiana ("OWRS").

                                    RECITALS

         A. CART is a debtor-in-possession in a chapter 11 case pending in the United States Bankruptcy Court for the Southern District of Indiana (the "Bankruptcy Court"), Case No. 03-23385 (FJO) (the "Chapter 11 Case").

         B. CART is the wholly owned subsidiary of Championship Auto Racing Teams, Inc., a Delaware corporation with its principal place of business in Indianapolis, Indiana ("Championship").

         C. CART, Championship, and OWRS are parties to that certain Asset Purchase Agreement dated December 15, 2003, as amended by the January 15, 2004 Amendment By Interlineation and by the January 27, 2004 letter from OWRS to CART (as amended, the "APA"). Pursuant to the APA, CART agreed to sell substantially all of its assets to OWRS, and Championship agreed to sell certain of its assets to OWRS (collectively, the "Acquired Assets").

         D. On February 2, 2004, the Bankruptcy Court entered its Order approving the APA and the sale of the Acquired Assets to OWRS (the "Sale Order"). The parties hereto closed the sale on February 13, 2004, and OWRS now owns title to the Acquired Assets.

         E. Notwithstanding the sale of Acquired Assets, CART continues to operate its business and financial affairs as a debtor-in-possession in the Chapter 11 Case, and retains ownership of its receivables and other assets. It is contemplated by the parties that CART will

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soon propose a Chapter 11 plan for the purposes of, among other things, administering its remaining assets, making distributions to creditors, and concluding the Chapter 11 Case (the "Plan").

         F. OWRS purchased the Acquired Assets for the sole purpose of continuing the Champ Car racing series as the Champ Car World Series ("CCWS") in 2004 and beyond. As part of the APA and Sale Order, OWRS has assumed the obligations of CART under certain promoter agreements to conduct races during the CCWS (the "Promoter Agreements").

         G. The Automobile Competition Committee for the United States/FIA, Inc. ("ACCUS") recognizes CART as a member of ACCUS. As a member of ACCUS, CART is entitled to appoint two representatives and one alternate to the ACCUS board of directors.

         H. ACCUS represents the Federation Internationale de 1' Automobile ("FIA") as the national sporting authority for the United States, governing all phases of international motor sports. The primary purpose of ACCUS is to encourage cooperation among domestic and international motorsports organizations that conduct and sanction races in the United States.

         I. CART's membership in ACCUS is a valuable asset that CART intends to utilize by sanctioning races in 2004 and perhaps beyond.

         J. It is important that the CCWS be properly sanctioned by a member in good standing of ACCUS. OWRS may require some period of time to obtain its own membership status in ACCUS, which period might extend beyond the scheduled dates for one or more of the 2004 CCWS races. Therefore, OWRS and CART desire for CART to act as the sanctioning body of the CCWS 2004 Competitions (as defined in the Promoter Agreements) that are conducted in the United States, as necessary.

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         NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated herein and made a part hereof, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

         1. 2004 CHAMP CAR WORLD SERIES. OWRS will conduct the 2004 CCWS, which includes (a) the Champ Car Competitions, and (b) the Competitions in the supporting series known as the "Toyota Atlantic Championship Series" and the "Formula BMW USA Series." OWRS shall have sole and exclusive control in selecting the number and location of races and negotiating the terms and conditions of the financial agreements with promoters. OWRS shall also have sole and exclusive control in negotiating any agreements or arrangements with series sponsors, the television and radio media or other party interested in promoting the series. All monies, compensation and revenues of any kind in connection with the CCWS or of any single race are and will be the sole and exclusive property of OWRS, and CART acknowledges that it has no claim or right to said receipts.

         2. SANCTIONING OF 2004 COMPETITIONS. CART shall use its best efforts to remain a member of ACCUS, and shall use its best efforts to provide all necessary sanctioning authority for the CCWS in the United States and will at the request OWRS sanction any of the Competitions that may occur during the calendar year 2004, and prior to the time OWRS achieves its own membership status in ACCUS. To perform its obligations hereunder, CART shall undertake all reasonable and necessary actions to maintain its status as a member of ACCUS. Without limitation of the preceding sentence, CART shall (a) remain current on its payment of listing fees and membership fees to ACCUS, (b) use its best efforts to have designated two representatives (one of which shall be suggested by OWRS and which suggestion shall be accepted by CART unless reasonably deemed by CART to be inappropriate) and one

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alternate to the ACCUS board of directors, and (c) comply with the ACCUS bylaws.
CART will use its best efforts to provide all FIA registrations, approvals and/or listings for the CCWS that may be required for the promotion and conduct of the races as requested by OWRS. CART may inspect track facilities that it deems necessary in order to fulfill its obligations under the terms of this Agreement; provided, however, that OWRS officials are informed in advance of such inspection. CART recognizes that OWRS intends to apply for membership in ACCUS, and CART will support such membership.

         3. SANCTION FEES. In consideration of CART serving as the sanctioning body for the CCWS as provided herein, OWRS shall pay CART the sum of $12,500.00 for each Champ Car race held in the United States, payable 30 days in advance of each scheduled race that is sanctioned by CART (referred to herein as the "Sanction Fees"). In addition to the Sanction Fees, OWRS shall pay certain expenses incurred by CART as specifically identified herein. Notwithstanding anything in this Agreement to the contrary, should CART lose its membership in ACCUS or for any other reason be unable to perform hereunder, the sole remedies of OWRS shall be to (a) terminate this Agreement and be relieved of its obligations hereunder, and (b) be relieved of having to pay CART any future Sanction Fees.

         4. CART'S ACCUS-RELATED EXPENSES. In addition to the Sanction Fees, OWRS shall pay directly, or reimburse CART, the following expenses that are necessary to CART's performance under this Agreement: (a) ACCUS listing fees; (b) ACCUS membership fees (including international listing fees and National Motorsports Council fees); (c) actual, reasonable and necessary travel expenses incurred by not more than three (3) CART personnel to attend ACCUS meetings at which all members of ACCUS are convened; and (d) such other expenses incurred by CART as necessary to its performance of this Agreement, as evidenced by

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invoices submitted to and approved by OWRS, but excluding any attorneys' fees incurred by CART.

         5. USE OF OWRS EMPLOYEES. OWRS shall appoint the Chief Steward and/or Director of Competition who will have ultimate authority in conducting the races. OWRS will provide all required qualified personnel, adequate equipment, and all other items necessary for CART to provide the sanctioning services contemplated by this Agreement. OWRS shall provide all such personnel, equipment and other items at its sole cost and expense. Any and all such employees provided by OWRS shall remain employees of OWRS and shall not be deemed to be employees of CART. Neither OWRS, its representatives, members, officers or employees will do anything to jeopardize CART's membership in ACCUS.

         6. PROMOTER AGREEMENTS. OWRS shall ensure that it performs its obligations as set forth in the Promoter Agreements for Competitions to be sanctioned by CART. OWRS shall promptly notify CART of any amendments to existing Promoter Agreements, and of any new Promoter Agreements entered into by OWRS with respect to Competitions to be sanctioned by CART, but only under a confidentiality agreement and only to the extent necessary to allow CART to review those provisions that pertain to safety issues and FIA/FISA compliance.

         7. FIA/FISA COMPLIANCE. OWRS shall comply with all FIA Regulations, as defined in the FIA/FISA's code book of compliance, including without limitation, circuit inspections by FIA/FISA inspectors. All costs associated with such compliance shall be the sole responsibility of OWRS. OWRS shall promptly reimburse CART for any and all expenses incurred by it in connection with FIA/FISA compliance, including all costs and expenses associated with circuit inspections. All races governed by this Agreement will be operated in

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accordance with and subject to the Official Competition Rules as adopted by
OWRS. Such rules shall comply with applicable ACCUS and FIA standards. OWRS personnel that are required to wear uniforms at the Competitions shall include a CART-I.D. patch on such uniforms if required by FIA Regulations.

         8. TRADEMARKS; PUBLICITY; CART IDENTIFICATION. All competition notices, competition bulletins and other written competition communications, and all series press releases, and series media and marketing materials which contain Competition results, timing and scoring information or other race-related information, must include the phrase "sanctioned by CART." Notwithstanding any other provision in this Agreement, OWRS reserves the right to grant to promoters and/or sponsors the right to use their names or the names of their products in connection with any race or the entire series, in any way or manner that OWRS deems to be in the best interests of this series. Any and all rights to any trademarks, service marks, trade names and copyrights, including any fanciful or derivative name, that have or may hereafter arise from the championship race series, shall be and remain vested in, inure to the benefit of, and be and remain the sole and separate property of OWRS. All press, media and promotional activity connected in any way with the CCWS is and shall be the sole and separate responsibility of OWRS.

         9. INSURANCE. OWRS shall have all promoters of Competitions sanctioned by CART include CART as an additional named insured. In addition, OWRS shall carry insurance naming CART as an additional insured in amounts and by forms of coverage no less protective of CART than provided by those policies of insurance maintained by CART for its Champ Car racing series conducted in 2003.

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         10.      REPRESENTATIONS OF CART. CART represents and warrants to OWRS as follows: (a) CART is and shall use its best efforts to remain a member of ACCUS, and is authorized to sanction the Competitions to be conducted by OWRS;
(b) CART has designated two representatives (one of which shall be suggested by OWRS and which suggestion shall be accepted by CART unless reasonably deemed by CART to be inappropriate) and one alternate to the ACCUS board of directors, and will use CART's best efforts to cause such representatives to be recognized by ACCUS; (c) CART will timely seek approval of this Agreement by the Bankruptcy Court, to the extent necessary; and (d) CART is authorized to enter into this Agreement, and the undersigned representative is duly authorized to execute this Agreement for and on behalf of CART.

         11. OWRS REPRESENTATIONS. OWRS represents and warrants to CART as follows: (a) OWRS is authorized to enter into this Agreement, and the undersigned representative is duly authorized to execute this Agreement for and on behalf of OWRS; (b) OWRS shall cooperate with CART in obtaining Bankruptcy Court approval of this Agreement, if and to the extent necessary.

         12. TERM OF AGREEMENT. This Agreement shall be effective on the date of its execution by both parties (subject to Bankruptcy Court approval), and shall terminate on the earlier to occur of the following: (a) December 31, 2004 or (b) as may otherwise be provided in CART's Plan, or (c) upon OWRS becoming a member of ACCUS.

         13. OWRS INDEMNITY. OWRS hereby indemnifies and holds CART harmless from any loss, liability, or claim that may arise from CART performing its sanctioning services hereunder, save for claims arising from CART's recklessness or gross negligence (an "Indemnified Claim"). OWRS agrees to assume the defense of any Indemnification Claim and

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pay all costs reasonably incurred by CART (including reasonable attorneys' fees)
in connection with the defense or settlement of such Indemnified Claim. OWRS agrees to cause CART to be made and maintained as an additional named insured under all insurance policies obtained to provide coverage against any liability that may arise in or with respect to all of the Competitions for which CART provides sanctioning services as provided herein, which coverage shall be no less than ten million ($10,000,000.00).

         14. MISCELLANEOUS. This Agreement shall not be modified or amended except in a written document signed by the duly authorized representatives of the parties. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single Agreement. This Agreement, and any disputes or claims arising under it, shall be governed by and construed under the laws of the State of Indiana, without reference to its choice of law rules. The parties submit exclusively to the venue and jurisdiction of either the Federal District Court for the Southern District of Indiana, Indianapolis Division, or the appropriate state court located in Marion County, Indiana. Any failure or delay by either party to enforce any right, power or privilege under this Agreement or any of the provisions of this Agreement, or any time and indulgence given by either party shall not be construed as a waiver by such party of any of its rights under this Agreement nor prejudice such party's rights on any subsequent occasion. The illegality or unenforceability of any part or provision of this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement. This Agreement is not assignable by either party without the written consent of the other party.

         15. NOTICES. Any notice to be given under this Agreement shall be given in writing and may be delivered by hand, by overnight courier or by certified U.S. mail, return

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receipt requested,to the party to be served at the addresses set out below or at such other address as may from time to time be notified in writing by one party to the other for this purpose.

         CART's address for service shall be:

         5350 West Lakeview Parkway South Drive
         Indianapolis, IN 46268
         Attention: Christopher R. Pook

         With a copy to:

         James M. Carr
         Baker & Daniels
         300 North Meridian Street, Suite 2700
         Indianapolis, IN 46204

         The OWRS address for service shall be:

         5350 West Lakeview Parkway South Drive
         Indianapolis, IN 46268
         Attention: Richard P. Eidswick

         With a copy to:

         James P. Moloy
         Dann Pecar Newman & Kleiman, P.C.
         One American Square, Suite 2300
         Indianapolis, IN 46282

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 31 day of March, 2004.

                                             CART, INC.

                                             By: /s/ Thomas L. Carter
                                                --------------------------------
                                             Its: CFO

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                                             OPEN WHEEL RACING SERIES LLC

                                             By: /s/ Paul Gentilozzi
                                                 ------------------------------
                                             Its: Manager

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